Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AtriCure, Inc. (the “Company”) on Form 10–Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas J. Etergino, Vice President and Chief Financial Officer of the Company, certify, pursuant to Rule 13a–14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2005	By:	/s/ Thomas J. Etergino
Thomas J. Etergino
Vice President and Chief Financial Officer
AtriCure, Inc.

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to AtriCure, Inc. and will be retained by AtriCure, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.